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                                                                      Exhibit 1

                                    AYURCORE, INC.

                           1,250,000 Shares of Common Stock

                             ($.001 par value per share)

                                UNDERWRITING AGREEMENT


                                                              New York, New York
                                                                _______ __, 1998


L.T. Lawrence & Co., Inc.
  as Representative of the
  Several Underwriters named
  in Schedule A hereto
3 New York Plaza
New York, New York 10004

Dear Sirs:

          AyurCore, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters (the "Underwriters") named in Schedule A to this Underwriting Agreement (the "Agreement"), for whom LT Lawrence & Co., Inc. (the "Representative") is acting as representative, one million two hundred and fifty thousand (1,250,000) shares of common stock, par value $.001 per share (the "Offered Shares"), which Offered Shares are presently authorized but unissued shares of the common stock, par value $.001 per share (individually a "Common Share" and collectively the "Common Shares"), of the Company. In addition, the Representative, in order to cover over-allotments in the sale of the Offered Shares, may purchase from the Company, for its own account, up to an aggregate of one hundred eighty-seven thousand five hundred (187,500) Common Shares (the "Optional Shares"; the Offered Shares and the Optional Shares are hereinafter sometimes collectively referred to as the "Shares"). The Shares are described in the Registration Statement, as defined below. The Company also proposes to issue and sell to the Representative for its own account and/or the accounts of its designees, warrants to purchase an aggregate of one hundred twenty-five thousand (125,000) Common Shares (the "Warrant Shares") at an exercise price of $____ per Warrant Share [135% of the initial public offering price per Share] (the "Representative's Warrants"), which sale will be consummated in accordance with the terms and conditions of the form of Representative's Warrant Agreement filed as an exhibit to the Registration Statement.

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         The Representative hereby warrants to the Company that it has been authorized by each of the Underwriters to enter into this Underwriting Agreement on their behalf and to act for them in the manner herein provided. The Company hereby confirms its respective agreements with the Representative and each of the Underwriters, on whose behalf the Representative is signing this Agreement, as follows:

         1. Purchase and Sale of Offered Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell the Offered Shares to the Underwriters, severally, and each Underwriter agrees severally and not jointly, to purchase from the Company, at a purchase price of $____ per share, the number of Offered Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, plus any additional Offered Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The Underwriters plan to offer the Offered Shares to the public at a public offering price of $____ per share.

         2.   Payment and Delivery.

              (a) Payment for the Offered Shares will be made to the Company by wire transfer against delivery of the Offered Shares to the Representative. Such payment and delivery will be made at 10:00 A.M. New York City time, on the third business day following the Effective Date (the fourth business day following the Effective Date in the event that trading of the Offered Shares commences on the day following the Effective Date), the date and time of such payment and delivery being herein called the "Closing Date." The certificates representing the Offered Shares to be delivered will be in such denominations and registered in such names as the Representative may request not less than two full business days prior to the Closing Date, and will be made available to the Representative for inspection, checking and packaging at the office of American Stock Transfer & Trust Company, the Company's transfer agent, at 40 Wall Street, New York, New York 10005, not less than one full business day prior to the Closing Date.

              (b) On the Closing Date, the Company will sell the Representative's Warrants to the Representative or to its designees (limited to officers and partners of the Representative and/or, at the Representative's direction, members of the selling group or underwriting syndicate participating in the distribution of the Offered Shares and/or their respective officers or partners). The Representative's Warrants will be in the form of, and in accordance with, the provisions of the Representative's Warrant Agreement attached as an exhibit to the Registration Statement. The aggregate purchase price for the Representative's Warrants is $125.

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The Representative's Warrants will be restricted from sale, transfer, assignment, pledge or hypothecation for a period of one year from the Effective Date, except to officers or partners of the Representative and Underwriters and members of the selling group and/or their officers or partners. Payment for the Representative's Warrants will be made to the Company by check or checks payable to its order on the Closing Date against delivery of the certificates representing the Representative's Warrants. The certificates representing the Representative's Warrants will be in such denominations and such names as the Representative may request prior to the Closing Date.

         3.   Option to Purchase Optional Shares.

              (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Offered Shares as contemplated by the Prospectus as defined below, the Representative is hereby granted an option to purchase for its own account, and not as representative of the Underwriters, all or any part of the Optional Shares from the Company. The purchase price to be paid for the Optional Shares will be the same price per Optional Share as the price per Offered Share set forth in Section 1 hereof. The option granted hereby may be exercised by the Representative as to all or any part of the Optional Shares at any time within 45 days after the Effective Date. The Representative will not be under any obligation to purchase any Optional Shares prior to the exercise of such option.

              (b) The option granted hereby may be exercised by the Representative by giving oral notice to the Company, which must be confirmed by a letter, telex or telegraph setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares to be purchased and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Offered Shares. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment will not be earlier than either two full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment will not be earlier than two (2) full business days thereafter. In either event, the date so set forth will not be more than 15 full business days after the date of such notice. The date and time set forth in such notice is herein called the "Option Closing Date." Upon exercise of such option, the Company will become obligated to convey to the Representative, and, subject to the terms and conditions set forth in Section 3(d) hereof, the Representative will become obligated to purchase, the number of Optional Shares specified in such notice.

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              (c)  Payment for any Optional Shares purchased will be made to the Company by wire transfer against delivery of the Optional Shares purchased to the Representative. The certificates representing the Optional Shares to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Option Closing Date, and will be made available to the Representatives for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one full business day prior to the Option Closing Date.

              (d) The obligation of the Representative to purchase and pay for any of the Optional Shares is subject to the accuracy and completeness (as of the date hereof and as of the Option Closing Date) of and compliance in all material respects with the representations and warranties of the Company herein, to the accuracy and completeness of the statements of the Company or its officers made in any certificate or other document to be delivered by the Company pursuant to this Agreement, to the performance in all material respects by the Company of its obligations hereunder, to the satisfaction by the Company of the conditions, as of the date hereof and as of the Option Closing Date, set forth in Section 3(b) hereof, and to the delivery to the Representative of opinions, certificates and letters dated the Option Closing Date substantially similar in scope to those specified in Sections 5 and 6(b), (c), (d) (e) and (f) hereof, but with each reference to "Offered Shares" and "Closing Date" to be, respectively, to the Optional Shares and the Option Closing Date.

         4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and operate, its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement and to execute, deliver and perform this Agreement and the Representative's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The Company has no subsidiaries other than Bio-Ved Pharmaceuticals Private Limited, a corporation duly organized and validly existing under the laws of India (the "Subsidiary") and the Company has no equity interest in any other entity. Unless the context otherwise requires, all references to the "Company" in this Agreement shall include the Subsidiary. Each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse

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effect on the financial condition, results of operations, business or properties of the Company or the Subsidiary. The Subsidiary has full corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Prospectus. The Company owns ___% of the issued and outstanding shares of capital stock of the Subsidiary free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options or warrants for the purchase of, or other rights to purchase, or outstanding securities convertible into or exchangeable for, any capital stock or other securities of the Subsidiary.

              (b) This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, and each of the Representative's Warrant Agreement and the Consulting Agreement described in Section 5(af) hereof (the "Consulting Agreement"), when executed and delivered by the Company on the Closing Date, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution, delivery and performance of this Agreement, the Representative's Warrant Agreement and the Consulting Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement, the Representative's Warrant Agreement and the Consulting Agreement have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the Certificate of Incorporation or By-laws, each as amended, of the Company or the Subsidiary; (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiary pursuant to any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or any of their respective properties or assets is or may be bound or affected;
(iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, the Subsidiary or any of their respective properties or business; or (iv) have any effect on any permit, certification, registration, approval, consent, order, license, franchise or other authorization (collectively, the "Permits") necessary for the Company or the Subsidiary to own or lease and operate its properties and conduct its business or on the ability of the Company to make use thereof.

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              (c)  No Permits of any court or governmental agency or body, other than under the Securities Act of 1933, as amended (the "Act"), the Regulations (as hereinafter defined) and applicable state securities or Blue Sky laws, are required (i) for the valid authorization, issuance, sale and delivery of the Shares to the Underwriters, and (ii) the consummation by the Company of the transactions contemplated by this Agreement, the Representative's Warrant Agreement and the Consulting Agreement or, if so required, all such Permits, have been duly obtained and are in full force and effect.

              (d) The conditions for use of a registration statement on Form SB-2 set forth in the General Instructions to Form SB-2 have been satisfied with respect to the Company and the transactions contemplated herein. The Company has prepared in conformity with the requirements of the Act and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") and filed with the Commission a registration statement (File No. 333-_____) on Form SB-2 and has filed one or more amendments thereto, covering the registration of the Shares under the Act, including the related preliminary prospectus or preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") and a proposed final prospectus. Each Preliminary Prospectus was endorsed with the legend required by Item 501(a)(5) of Regulation S-B of the Regulations and, if applicable, Rule 430A of the Regulations. Such registration statement including any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time it becomes effective, and the final prospectus included therein are herein, respectively, called the "Registration Statement" and the "Prospectus," except that, (i) if the prospectus filed by the Company pursuant to Rule 424(b) of the Regulations differs from the Prospectus, the term "Prospectus" will also include the prospectus filed pursuant to Rule 424(b), and (ii) if the Registration Statement is amended or such Prospectus is supplemented after the date the Registration Statement is declared effective by the Commission (the "Effective Date") and prior to the Option Closing Date, the terms "Registration Statement" and "Prospectus" shall include the Registration Statement as amended or supplemented.

              (e) Neither the Commission nor, to the best of the Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

              (f) The Registration Statement when it becomes effective, the Prospectus (and any amendment or supplement thereto)

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when it is filed with the Commission pursuant to Rule 424(b), and both documents as of the Closing Date and the Option Closing Date referred to below, will contain all statements which are required to be stated therein in accordance with the Act and the Regulations and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or Prospectus or any amendment or supplement thereto by the Representative, or by any Underwriter through the Representative, expressly for use therein.

              (g) The Company had at the date or dates indicated in the Prospectus a duly authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement or the Prospectus, on the Effective Date and on the Closing Date, there will be no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Company's capital stock or any such warrants, convertible securities or obligations. Except as set forth in the Prospectus, no holder of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act.

              (h) The descriptions in the Registration Statement and the Prospectus of contracts and other documents are accurate and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations which have not been so described or filed as required.

              (i) Richard A. Eisner & Company, LLP, the accountants who have certified certain of the combined financial statements of the Company and the Subsidiary (the "Financial Statements") filed and to be filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants within the meaning of the Act and Regulations. The Financial Statements and schedules and the notes thereto filed as part of the Registration Statement and included in the

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Prospectus are complete, correct and present fairly the financial position of the Company as of the dates thereof, and the results of operations and changes in financial position of the Company for the periods indicated therein, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated in the Registration Statement and the Prospectus. The selected financial data set forth in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement and the Prospectus.

              (j) Each of the Company and the Subsidiary has filed with the appropriate federal, state and local governmental agencies, and all appropriate foreign countries and political subdivisions thereof, all tax returns, including franchise tax returns, which are required to be filed or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due; and the provisions for income taxes payable, if any, shown on the Financial Statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such Financial Statements. Except as disclosed in writing to the Representative, neither the Company nor the Subsidiary has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company or the Subsidiary.

              (k) The outstanding Common Shares and outstanding options and warrants to purchase Common Shares have been duly authorized and validly issued. The outstanding Common Shares are fully paid and nonassessable. The outstanding options and warrants to purchase Common Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of the outstanding Common Shares or options or warrants to purchase Common Shares has been issued in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Common Shares is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Shares and outstanding options and warrants to purchase Common Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Shares and outstanding options and warrants

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to purchase Common Shares conform to the descriptions thereof contained in the Registration Statement and Prospectus. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and the Closing Date, there will be no outstanding options or warrants for the purchase of, or other outstanding rights to purchase, Common Shares or securities convertible into Common Shares.

              (l) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

              (m) The issuance and sale of the Shares and the Warrant Shares have been duly authorized and, when the Shares and the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement and the Representative's Warrant Agreement, respectively, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. Neither the Shares nor the Warrant Shares will be subject to preemptive rights of any shareholder of the Company.

              (n) The issuance and sale of the Representative's Warrants have been duly authorized and, when issued, paid for and delivered as contemplated by the Representative's Warrant Agreement, the Representative's Warrants will constitute valid and binding obligations of the Company, enforceable as to the Company in accordance with their terms. The Representative's Warrants will not be subject to preemptive rights of any shareholder of the Company. The Warrant Shares have been duly reserved for issuance upon exercise of the Representative's Warrants in accordance with the provisions of the Representative's Warrant Agreement. The Representative's Warrants conform to the description thereof contained in the Registration Statement and the Prospectus.

              (o) Neither the Company nor the Subsidiary is in violation of, or in default under, (i) any term or provision of its certificate of incorporation or by-laws, each as amended; (ii) any material term or provision or any financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, the Subsidiary or any of the their respective properties or business. Each of the Company and the Subsidiary owns, possesses or has obtained all governmental and

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other (including those obtainable from third parties) Permits necessary to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and conduct its business and operations as presently conducted, and all such Permits are outstanding and in good standing, and there are no proceedings pending or to the best of the Company's knowledge, threatened (nor, to the best of the Company's knowledge, is there any basis therefor), which seek to cancel, terminate or limit such Permits.

              (p) Except as set forth in the Prospectus, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending, or, to the best of the Company's knowledge, threatened against the Company or the Subsidiary or involving the Company's or the Subsidiary's properties or business which, if determined adversely to the Company or the Subsidiary would, individually or in the aggregate, result in any material adverse change in the financial position, shareholders' equity, results of operations, properties, business, management or affairs or business prospects of the Company or the Subsidiary or which question the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement; nor, to the best of the Company's knowledge, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company or the Subsidiary and enjoining the Company or the Subsidiary from taking, or requiring the Company or the Subsidiary to take, any action, or to which the Company or the Subsidiary or the Company's or the Subsidiary's properties or business is bound or subject.

              (q) Neither the Company nor any of its affiliates has incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

              (r) Each of the Company and the Subsidiary owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of its business as described in the Prospectus (collectively the "Intangibles"); to the best of the Company's knowledge, neither the Company nor the Subsidiary has infringed or is infringing upon the rights of others with respect to the Intangibles; and neither the Company nor the Subsidiary has received any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, materially adversely affect its bus-

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iness as presently conducted or the prospects, financial condition or results of operations of the Company or the Subsidiary and the Company knows of no basis therefor; and, to the best of the Company's knowledge, no others have infringed upon the Intangibles of the Company or the Subsidiary.

              (s) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and the latest combined financial statements included in the Prospectus, neither the Company nor the Subsidiary has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not incurred in the ordinary course of business, or any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there have not been, and prior to the Closing Date referred to below there will not be, any changes in the capital stock or any material increases in the long-term debt of the Company or the Subsidiary or any material adverse change in or affecting the general affairs, management, financial condition, shareholders' equity, results of operations or prospects of the Company or the Subsidiary, other than as set forth or contemplated in the Prospectus.

              (t) Each of the Company and the Subsidiary has good and marketable title in fee simple to all real property and good title to all personal property (tangible and intangible) owned by it, free and clear of all security interests, charges, mortgages, liens, encumbrances and defects, except such as are described in the Registration Statement and Prospectus or such as do not materially affect the value or transferability of such property and do not interfere with the use of such property made, or proposed to be made, by the Company or the Subsidiary. The leases, licenses or other contracts or instruments under which the Company and the Subsidiary lease, hold or are entitled to use any property, real or personal, are valid, subsisting and enforceable only with such exceptions as are not material and do not interfere with the use of such property made, or proposed to be made, by the Company or the Subsidiary, and all rentals, royalties or other payments, if any, accruing thereunder which became due prior to the date of this Agreement have been duly paid, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Neither the Company nor the Subsidiary has received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. Each of the Company

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and the Subsidiaries has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar businesses located in its geographic area.

              (u) Each contract or other instrument (however characterized or described) to which the Company or the Subsidiary is a party or by which their respective properties or businesses is or may be bound or affected and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the Company or the Subsidiary, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

              None of the material provisions of such contracts or instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or the Subsidiary or any of their respective assets or businesses.

              (v) Except as set forth in the Prospectus, each of the Company and the Subsidiary (i) is in all material respects in compliance with the provisions of all laws relating to the regulation of the Company's products, including the Federal Food Drug and Cosmetic act (the "FD&C Act") and all comparable state, local and foreign laws, the rules and regulations promulgated thereunder and all rules and regulations promulgated by the United States Food and Drug Administration (the "FDA") and all comparable state, local and foreign regulatory authorities; (ii) has all authorizations, approvals, consents, orders, registrations, licenses or permits of any court or the FDA and all comparable state and foreign regulatory authorities which are necessary or required to conduct its business; (iii) has had no material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, on account of such regulatory matters and (iv) does not manufacture, fabricate or market any product or perform any service which is subject to regulation by the FDA, or to any provision of the FD&C Act, or any rule or regulation promulgated thereunder.
The language contained in the Prospectus with respect to the FDA and all comparable state and foreign regulatory authorities, the laws relating to the regulation of the Company's products, including the FD&C Act and all comparable state, local and foreign laws, rules and regulations, and all other such

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regulatory matters, is accurate, complete and true in all material respects and does not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (w) The employment, consulting, confidentiality and non-competition agreements between the Company and its officers, employees and consultants and between the Subsidiary and its officers, employees and consultants, described in the Registration Statement, are binding and enforceable obligations upon the respective parties thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or arrangements affecting creditors' rights generally and subject to principles of equity.

              (x) Except as set forth in the Prospectus, the Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

              (y) To the best of the Company's knowledge, no labor problem exists with any of the Company's employees or any of the Subsidiary's employees or is imminent which could adversely affect the Company or the Subsidiary.

              (z) Neither the Company nor the Subsidiary has, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than, in each case, payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

              (aa) The Shares have been approved for listing on the Nasdaq SmallCap Market of the National Association of Securities Dealers, Inc. ("NASDAQ").

              (ab) The Company has provided Tenzer Greenblatt LLP, counsel to the Underwriters ("Underwriters' Counsel"), all agreements, certificates, correspondence and other items, documents and information requested by such counsel's Corporate Review Memorandum dated October 8, 1997.

              Any certificate signed by an officer of the Company or by an officer of the Subsidiary and delivered to the Representative or to the Underwriters' Counsel shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         5. Certain Covenants of the Company. The Company covenants with the several Underwriters as follows:

              (a) The Company will not at any time, whether before the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with the sales of the Shares by the Representative or a dealer, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Representative has not been previously advised and furnished a copy, or to which the Representative shall object in writing.

              (b) The Company will use its best efforts to cause the Registration Statement to become effective and will advise the Representative immediately, and, if requested by the Representative, confirm such advice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement or any supplemented Prospectus is filed with the Commission; (ii) of the receipt of any comments from the Commission; (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if any such order is issued.

              (c) The Company will deliver to each Underwriter, without charge, from time to time until the Effective Date, as many copies of each Preliminary Prospectus as each Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will deliver to each Underwriter, without charge, as soon as the Registration Statement becomes effective, and thereafter from time to time as requested, such number of copies of the Prospectus (as supplemented, if the Company makes any supplements to the Prospectus) as each Underwriter may reasonably request. The Company has furnished or will furnish to the Representative a signed copy of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, a copy of all exhibits filed therewith and a signed copy of all consents and certificates of experts.

              (d) The Company will comply with the Act, the Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Offered Shares and in any Optional Shares which may be issued and sold. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Registration Statement and Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement and Prospectus to comply with the Act or the regulations thereunder, the Company will promptly file with the Commission, subject to Section 5(a) hereof, an amendment or supplement which will correct such statement or omission or which will effect such compliance.

              (e) The Company will furnish such proper information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or Blue Sky laws relating to the offering in such jurisdictions as the Representative may reasonably designate, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction.

              (f) The Company will make generally available to its security holders, in the manner specified in Rule 158(b) under the Act, and deliver to the Representative and Underwriters' Counsel as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement meeting the requirements of Rule 158(a) under the Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

              (g) For a period of three years from the Effective Date, the Company will deliver to the Representative and to Underwriters' Counsel, on a timely basis (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K (or 10-KSB) and 10-Q (or 10-QSB) and exhibits thereto, filed or furnished to the Commission, any securities exchange or the

National Association of Securities Dealers, Inc. ("NASD") on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; (iii) as soon as practicable, a copy of any Schedule 13D, 13G, 14D-1 or 13E-3 received or prepared by the Company from time to time; (iv) quarterly statements setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company; and (v) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request and which can be prepared or obtained by the Company without unreasonable effort or expense. The Company will furnish to its shareholders annual reports containing audited financial statements and such other periodic reports as it may determine to be appropriate or as may be required by law.

              (h) Neither the Company nor any person that controls, is controlled by or is under common control with the Company will take any action designed to or which might be reasonably expected to cause or result in the stabilization or manipulation of the price of the Common Shares.

              (i) If the transactions contemplated by this Agreement are consummated, the Representative shall retain the $50,000 previously paid to it, and the Company will pay or cause to be paid the following: all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, the fees and expenses of accountants and counsel for the Company; the costs of preparing, printing and delivering the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements thereto (all in such quantities as the Underwriters may reasonably require); the costs of printing and delivering the Underwriting Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement and related documents (all in such quantities as the Underwriters may reasonably require); the costs of preparing and printing stock certificates and issuing and delivering the Shares to the Representative; all taxes, if any, on the issuance of the Shares; transfer agent and registrar fees; the filing fees, costs and expenses incurred in filing and securing any required review by the Commission, the NASD, Nasdaq and either the Boston Stock Exchange or the Pacific Stock Exchange; the filing fees, costs and expenses incurred in qualifying the Shares for sale under the "Blue Sky" or securities laws of those states, as specified by the Representative, in which the Shares are to be offered or sold, including the legal fees and disbursements of Underwriters' Counsel

(which legal fees and disbursements, not including filing and listing fees paid by Underwriters' Counsel on the Company's behalf, shall not exceed $35,000) incurred in connection therewith, and the cost of printing and mailing the "Blue Sky" Survey; the cost of furnishing to the several Underwriters copies of the Registration Statement, Preliminary Prospectuses and the Prospectus as herein provided; the costs of conducting a background check on the two most senior executives of the Company; the costs (up to a maximum of $10,000) of placing "tombstone advertisements" in any publications which may be selected by the Representative; subject to their prior written approval by the Company, "road show" expenses, including related travel and meeting costs, and all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 5(i).

              In addition, at the Closing Date or the Option Closing Date, as the case may be, the Representative will deduct from the payment for the Offered Shares and Optional Shares, as the case may be, three percent (3%) of the gross proceeds of the offering (less the sum of $50,000 previously paid to the Representative), as payment for the Representative's nonaccountable expense allowance relating to the transactions contemplated hereby, which amount will include the fees and expenses of Underwriters' Counsel (other than those payable by the Company in connection with "Blue Sky" qualifications referred to in the preceding paragraph).

              (j) If the transactions contemplated by this Agreement or related hereto are not consummated for any reason other than because of the Representative's termination of the offering for "cause" (as defined herein), the Company will only be obligated to reimburse the Representative for up to Fifty Thousand Dollars ($50,000) of the Representative's actual out-of-pocket expenses incurred in connection with the offering (including, without limitation, the reasonable fees and disbursements of Underwriters' Counsel), inclusive of the Fifty Thousand Dollars ($50,000) previously paid to the Representative (the "Advance") as part of the three percent (3%) nonaccountable expense allowance described in Section 5(j) above (it being understood that if any portion of the Advance is not needed for the effectuation of such reimbursement, such portion will be returned to the Company). However, if the transactions contemplated herein are not consummated due to the Representative's termination of the offering for "cause" ("cause" being understood to mean a breach by the Company of any of the covenants, warranties or representations in this Agreement), the Company will be obligated to promptly reimburse the Representative for up to _____________________ Dollars ($______)
[the aggregate amount of the potential three percent (3%) nonaccountable expense allowance described in Section 5(j) above] of its actual out-of-pocket expenses incurred in connection with the offering (including, without limitation the reasonable fees and disbursements of Underwriters' Counsel), inclusive of the Advance (it being understood that if any portion of the Advance is not needed for the effectuation of such reimbursement, such portion will be returned to the Company). Additionally, if the transactions contemplated by this Agreement or related hereto are not consummated for any reason, any amounts paid by the Company to Underwriters' Counsel in respect of "Blue Sky" matters shall be retained by such counsel to the extent of its actual charges for fees and disbursements relating to such "Blue Sky" matters (it being understood that any balance remaining after payment of such fees and expenses will be returned to the Company).

              (k) The Company intends to apply the net proceeds from the sale of the Shares for the purposes set forth in the Prospectus. No portion of the net proceeds from the sale of the shares will be used to repay any indebtedness without the prior written consent of the Representative.

              (l) During the period of twelve (12) months following the date hereof, without the Representative's prior written consent (i) neither the Company nor any of its officers, directors or securityholders will offer for sale, sell, contract to sell, grant an option for the sale of, issue, assign, transfer, pledge or otherwise dispose of, directly or indirectly, any securities of the Company owned by them as of the date hereof, in any manner whatsoever, whether pursuant to Rule 144 of the Regulations or otherwise, other than: (a) the grant of options pursuant to an employee stock option plan approved by the Representative; (b) up to 25,000 options, each to purchase one Common Share at $____ [the initial public offering price], currently owned by Dr. Richard Polisson; (c) up to 5,000, 1,250, 2,000, 5,000, 2,500, 2,500, 750 and 3,750 options, each to purchase one Common Share at $3.00, currently owned by Bhushen Patwardham, Ph.D., John Graves, Ph.D., Subramaniam Shastri, Ph.D., Arvind Chopra, M.D., Madhu Chaubal, Ph.D., George Enrlich, M.D., Christine Kasik and Ajit Chitre, respectively; and (d) by bona fide gift, will or the laws of descent and distribution to the securityholder's spouse, children or grandchildren, a trust for the benefit of such securityholder's spouse, children or grandchildren, a partnership, the general partner of which is the securityholder (or a corporation, a majority of whose outstanding stock is owned of record or beneficially by the securityholder or any of the foregoing) or partners of the securityholder in connection with the securityholder partnership's distribution of its Common Shares to its partners; provided in each case that the transferee first executes and delivers to the Representative an undertaking to be bound by the provisions of this Section 5(l); and (ii) no holder of registration rights relating to securities of the Company will execute any such registration rights. The Company will deliver to the Representative the undertakings as of the date hereof of its officers, directors and securityholders to this effect.

              (m) The Company will not file any registration statement relating to the offer or sale of any of the Company's securities, including any registration statement on Form S-8, during the twelve (12) months following the date hereof without the Representative's prior written consent.

              (n) The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (o) The Company will use its best efforts to maintain the listing or quotation of its Common Shares on the Nasdaq market for so long as the Common Shares are qualified for such listing or quotation.

              (p) The Company will, concurrently with the Effective Date, register the class of equity securities of which the Shares are a part under
Section 12(g) of the Exchange Act and the Company will maintain such registration for a minimum of five (5) years from the Effective Date.

              (q) Subject to the sale of the Offered Shares, the Representative and its successors will have the right to designate a nominee for election, at its or their option, as a member of the Board of Directors of the Company (the "Director-Designee"), and the Company will use its best efforts to cause such Director-Designee to be elected and continued in office as a director of the Company until the expiration of five (5) years from the Effective Date. Each of the Company's current officers, directors and shareholders agrees to vote all of the Common Shares owned by such person or entity so as to elect and continue in office such Director-Designee. Following the election of such Director-Designee as a director, such person shall receive no more or less compensation than is paid to other non-employee directors of the Company for attendance at meetings of the Board of Directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging and transportation to the same extent that other directors are reimbursed for such expenses. If the Representative does not exercise its option to designate a member of the Company's Board of Directors, the Representative shall nonetheless have the right to have a designee of the Representative appointed as a non-voting advisor (the "Advisor") to the Board or to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to indemnify and hold the Director-Designee or the Advisor, as the case may be, harmless, to the maximum extent permitted by law, against any and all claims, actions, awards and judgments arising out of his or her service as a director or advisor and, in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, to include the Director-Designee or the Advisor, as the case may be, as an insured under such policy. The rights and benefits of such indemnification and the benefits of such insurance shall, to the extent possible, extend to the Representative insofar as it may be or may be alleged to be responsible for the Director-Designee or the Advisor. The Company agrees to give the Representative notice of each such meeting and to provide the Representative and, if designated by the Representative, the Advisor, with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the directors.

              (r) The Company shall retain a transfer agent for the Common Shares, reasonably acceptable to the Representative, for a period of three (3) years following the Effective Date. In addition, for a period of three (3) years following the Effective Date, the Company, at its own expense, shall cause its transfer agent to provide the Representative with copies of the Company's daily transfer sheets and when requested by the Representative, a current list of the Company's security holders, including a list of the beneficial owners of securities held by a depository trust company and other nominees.

              (s) The Company hereby agrees, at its sole cost and expense, to supply and deliver to Underwriters' Counsel, within a reasonable period from the date hereof, five bound volumes, including the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, the Prospectus and all other underwriting documents.

              (t) The Company shall, as of the date hereof, have applied for listing in Standard & Poor's Corporation Records Service (including annual report information) or Moody's Industrial Manual (Moody's OTC Industrial Manual not being sufficient for these purposes) and shall use its best efforts to have the Company listed in such manual and shall maintain such listing for a period of five (5) years following the Effective Date.

              (u) For a period of three (5) years from the Effective Date, the Company shall provide the Representative, on a not less than annual basis, with internal forecasts setting forth projected results of operations for each quarterly and annual period in the two (2) fiscal years following the respective dates of such forecasts. Such forecasts shall be provided to the Representative more frequently than annually if prepared more frequently by management, and revised forecasts shall be prepared and provided to the Representative when required to reflect more current information, revised assumptions or actual results that differ materially from those set forth in the forecasts.

              (v) For a period of three (3) years following the Effective Date, the Company shall continue to retain Richard A. Eisner & Co. (or such other nationally recognized accounting firm as is acceptable to the Representative) as the Company's independent public accountants.

              (w)  For a period of three (3) years following the Effective
Date, the Company, at its expense, shall cause its independent certified public accountants, as described in Section 5(v) above, to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q (or 10-QSB) quarterly report (or other equivalent report) and the mailing of quarterly financial information to shareholders.

              (x) For a period of three (3) years from the Effective Date, the Company will not offer or sell any of its securities pursuant to Regulation S of the Act or at a discount from market or in a discounted transaction, without the prior written consent of the Representative.

              (y) For a period of twenty-five (25) days following the Effective Date, the Company will not issue press releases or engage in any other publicity without the Representative's prior written consent, other than normal and customary releases issued in the ordinary course of the Company's business or those releases required by law.

              (z) For a period of three (3) years from the Effective Date, the Company will not increase or authorize an increase in the compensation of its three (3) most highly paid employees, other than increases provided for in employment agreements with the Company in effect as of the Effective Date and disclosed in the Prospectus, without the prior written consent of the Representative.

              (aa) For a period of three (3) years following the Effective Date, the Company will promptly submit to the Representative copies of accountant's management reports and similar correspondence between the Company's accountants and the Company.

              (ab) For a period of three (3) years following the Effective Date, the Company will provide to the Representative ten day's written notice prior to any issuance by the Company or its subsidiaries of any equity securities or securities exchangeable for or convertible into equity securities of the Company, except for (i) shares of Common Stock issuable upon exercise of currently outstanding options and warrants or conversion of currently outstanding convertible securities and (ii) options (and shares issuable upon exercise of such options) available for future grant pursuant to any stock option plan in effect on the Effective Date and the issuance of shares of Common Stock upon the exercise of such options.

              (ac) For a period of three (3) years following the Effective Date, the Company will retain a financial public relations firm reasonably acceptable to the Representative.

              (ad)   For a period of five (5) years following the Effective
Date the Company's Board of Directors shall be comprised of seven (7) persons, at least three (3) of whom (including, if designated, the Representative's director designee) must, during such period, be persons not otherwise affiliated with the Company, its management or its founders. In addition, during such period, the Company will cause its Board of Directors to meet, either in person or telephonically, a minimum of four (4) times per year and will hold a shareholder's meeting at least once per annum.

              (ae) Prior to the Effective Date, the Company shall have obtained directors' and officers' insurance naming the Representative as an additional insured party, in an amount equal to the lesser of (i) twenty-five percent (25%) of the gross proceeds of the offering and (ii) One Million Dollars ($1,000,000) and will maintain such insurance until at least three
(3) years following the Closing Date.

              (af) The Company will employ the Representative or a designee of the Representative as a financial consultant on a non-exclusive basis for a period of two (2) years from the Closing Date, pursuant to a separate written consulting agreement between the Company and the Representative and/or such designee (the "Consulting Agreement"), at an annual rate of Fifteen Thousand Dollars ($15,000) (exclusive of any accountable out-of-pocket expenses), the entire Thirty Thousand Dollars ($30,000) payable in full, in advance, on the Closing Date. In addition, the Consulting Agreement shall provide that the Company will pay the Representative a finder's fee in the event that the Company consummates a merger or acquisition directly or indirectly originated by the Representative during the term of the Consulting Agreement.
 The Company further agrees to deliver a duly and validly executed copy of said Consulting Agreement, in form and substance acceptable to the Representative, on the Closing Date.

              (ag) For a period of five (5) years from the Effective Date, or until such earlier time as the Common Shares are listed on the New York Stock Exchange or the American Stock Exchange, the Company shall cause its legal counsel to provide the Representative with a list, to be updated at least annually, of those states in which the Offered Units, Shares and Warrants may be traded in non-issuer transactions under the Blue Sky laws of the 50 states.

         6. Conditions of the Underwriters' Obligation to Purchase Shares from the Company. The obligation of the several Underwriters to purchase and pay for the Offered Shares which they have agreed to purchase from the Company is subject (as of the date hereof and the Closing Date) to the accuracy of and compliance in all material respects with the representations and warranties of the Company herein, to the accuracy of the statements of the Company or its officers made pursuant hereto, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

              (a) The Registration Statement will have become effective not later than 9:00 A.M., New York City time, on the day following the date of this Agreement, or at such later time or on such later date as the Representative may agree to in writing; prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or will be pending or, to the best of the Representative's or the Company's knowledge, will be contemplated by the Commission; and any request on the part of the Commission for additional information will have been complied with to the satisfaction of Underwriters' Counsel.

              (b) At the time that this Agreement is executed and at the Closing Date, there will have been delivered to the Representative a signed opinion of Rubin Baum Levin Constant & Friedman, counsel for the Company, and ____________, Indian counsel for the Company (collectively referred to as "Company Counsel"), dated as of the date hereof or the Closing Date, as the case may be, (and any other opinions of counsel referred to in such opinions of Company Counsel or relied upon by Company Counsel in rendering their opinions), reasonably satisfactory to Underwriters' Counsel, to the effect that:

                      (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority and with all Permits necessary to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement. The Company has no subsidiaries other than the Subsidiary and no equity interests in any other entity. The Subsidiary is a corporation duly organized and validly existing under the laws of its state of incorporation. Unless the context otherwise requires, all references to the "Company" in this opinion shall include the Subsidiary.
 Each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and the failure to so qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company and the Subsidiary. The Subsidiary has full corporate power and authority, with all Permits necessary to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Prospectus.

              The Company owns ___% of the issued and outstanding shares of capital stock of the Subsidiary free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued and are fully paid and nonassessable.

                     (ii) The Company has full power and authority, corporate and other, to execute, deliver and perform this Agreement, the Consulting Agreement and the Representative's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Consulting Agreement and the Representative's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement and the Representative's Warrant Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company. This Agreement is (assuming for the purposes of this opinion that it is valid and binding upon the other party thereto), and each of the Consulting Agreement and the Representative's Warrant Agreement, when executed and delivered by the Company on the Closing Date, will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions set forth in Section 7 hereof and the contribution provisions set forth in

Section 8 hereof may be limited by the federal securities laws or public policy underlying such laws.

                    (iii) The execution, delivery and performance of this Agreement, the Consulting Agreement and the Representative's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement, the Consulting Agreement and the Representative's Warrant Agreement do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Certificate of Incorporation or By-Laws, each as amended, of the Company or the Subsidiary, (B) result in a breach of or conflict with any terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any the Subsidiary pursuant to, any indenture, mortgage, note, contract, commitment or other material agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of the Company's or the Subsidiary's properties or assets are or may be bound or affected; (C) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of the Company's or the Subsidiary's properties or business; or (D) have any effect on any Permit necessary for the Company or the Subsidiary to own or lease and operate its properties or conduct its business or on the ability of the Company to make use thereof.

                     (iv) To the best of Company Counsel's knowledge, no Permits of any court or governmental agency or body (other than under the Act, the Regulations and applicable state securities or Blue Sky laws) are required for the valid authorization, issuance, sale and delivery of the Shares or the Representative's Warrants, and the consummation by the Company of the transactions contemplated by this Agreement or the Representative's Warrant Agreement.

                      (v) The Registration Statement has become effective under the Act; to the best of Company Counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under the Act or applicable state securities laws.

                     (vi) The Registration Statement and the Prospectus, as of the Effective Date, and each amendment or supplement thereto as of its effective or issue date (except for the financial statements and other financial data included therein or omitted therefrom, as to which Company Counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act and Regulations and the conditions for use of a registration statement on Form SB-2 have been satisfied by the Company.

                    (vii) The descriptions in the Registration Statement and the Prospectus of statutes, regulations, government classifications, contracts and other documents (including opinions of such counsel); and the response to Item 13 for Form SB-2 have been reviewed by Company Counsel, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed, and there are no material statutes, regulations or government classifications, or, to the best of Company Counsel's knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

                   None of the material provisions of the contracts or instruments described above violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or the Subsidiary or any of their assets or businesses. To the best of Company Counsel's knowledge, the Company is not in default under any contract or agreement material to its business or under any promissory note or other evidence of indebtedness for borrowed funds.

                   (viii) The outstanding Common Shares and outstanding options and warrants to purchase Common Shares have been duly authorized and validly issued. The outstanding Common Shares are fully paid and nonassessable. The outstanding options and warrants to purchase Common Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of the outstanding Common Shares or options or warrants to purchase Common Shares has been issued in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Common Shares is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Shares and outstanding options and warrants to purchase Common Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Shares and outstanding options and warrants to purchase Common Shares conform to the descriptions thereof contained in the Registration Statement and Prospectus. To the best of Company Counsel's knowledge, except as set forth in the

Prospectus, no holders of any of the Company's securities has any rights, "demand", "piggyback" or otherwise, to have such securities registered under the Act.

                     (ix) The issuance and sale of the Shares and the Warrant Shares have been duly authorized and, when the Shares and the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement and the Representative's Warrant Agreement, respectively, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. None of the Offered Units, the Shares nor the Warrant Shares are subject to preemptive rights of any shareholder of the Company. The certificates representing the Shares are in proper legal form.

                      (x) The issuance and sale of the Representative's Warrants have been duly authorized and, when paid for, issued and delivered pursuant to the terms of the Representative's Warrant Agreement, they will constitute the valid and binding obligations of the Company, enforceable as to the Company in accordance with their terms, to issue and sell the Warrant Shares. The Representative's Warrants will not be subject to preemptive rights of any shareholder of the Company. The Warrant Shares have been duly reserved for issuance upon exercise of the Representative's Warrants in accordance with the provisions of the Representative's Warrant Agreement. The Representative's Warrants conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                     (xi) Upon delivery of the Offered Shares to the Underwriters against payment therefor as provided in this Agreement, the Underwriters (assuming they are bona fide purchasers within the meaning of the Uniform Commercial Code) will acquire good title to the Offered Shares, free and clear of all liens, encumbrances, equities, security interests and claims.

                    (xii) Assuming that the Representative exercises the over-allotment option to purchase any of the Optional Shares and make payment therefor in accordance with the terms of this Agreement, upon delivery of the Optional Shares so purchased to the Representative hereunder, the Representative (assuming it is a bona fide purchaser within the meaning of the Uniform Commercial Code) will acquire good title to such Optional Shares, free and clear of any liens, encumbrances, equities, security interests and claims.

                   (xiii) To the best of Company Counsel's knowledge, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company or the Subsidiary, or involving the Company's or the Subsidiary's properties or business, other than as described in the Prospectus, such description being accurate, and other than litigation incident to the kind of business conducted by the Company which, individually and in the aggregate, is not material.

                    (xiv) Each of the Company and the Subsidiary owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of its business as described in the Prospectus (collectively the "Intangibles"); to the best of Company Counsel's knowledge, neither the Company nor the Subsidiary has infringed nor is infringing upon the rights of others with respect to the Intangibles; and, to the best of Company Counsel's knowledge, neither the Company nor the Subsidiary has received any notice that it has or may have infringed, is infringing upon or is conflicting with the asserted rights of others with respect to the Intangibles which might, singly or in the aggregate, materially adversely affect its business, results of operations or financial condition and such counsel is not aware of any licenses with respect to the Intangibles which are required to be obtained by the Company or the Subsidiary.

              Company Counsel has participated in reviews and discussions in connection with the preparation of the Registration Statement and the Prospectus, and in the course of such reviews and discussions and such other investigation as Company Counsel deemed necessary, no facts came to its attention which lead it to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion), on the Effective Date, contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              In rendering its opinion pursuant to this Section 6(b), Company Counsel may rely upon the certificates of government officials and officers of the Company as to matters of fact, provided that Company Counsel shall state that they have no reason to believe, and do not believe, that they are not justified in relying upon such certificates of government officials and officers of the Company as to matters of fact, as the case may be.

              The opinion letters delivered pursuant to this Section 6(b) shall state that any opinion given therein qualified by the phrase "to the best of our knowledge" is being given by Company Counsel after due investigation of the matters therein discussed.

              (c) At the time this Agreement is executed, and at the Closing Date there will have been delivered to the Representative a signed opinion of __________________, special regulatory counsel for the Company ("Special Counsel") dated as of the date hereof on the Closing Date, as the case may be, reasonably satisfactory to Underwriters' Counsel, to the effect that:

                   (i) Each of the Company and the Subsidiary is in compliance, in all material respects, with the provisions of all laws relating to the regulation of the Company's products, including the Federal Food, Drug and Cosmetic Act (the "FD&C Act") and all state laws comparable to the FD&C Act, the rules, regulations promulgated thereunder and all rules and regulations promulgated by the Food and Drug Administration ("FDA") and all Comparable state regulatory authorities;

                   (ii) Each of the Company and the Subsidiary has all authorizations, approvals, consents, orders, registrations, licenses or permits of any Court or the FDA and all state regulatory authorities comparable to the FDA which are necessary or required for the Company to conduct its current business in material compliance with the FD&C Act or Comparable state law;

                   (iii) Neither the Company nor the Subsidiary has any material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, on account of such regulatory matters;

                   (iv) The Company and the Subsidiary do not manufacture, fabricate, assemble or receive any products or component parts in violation of the FD&C Act or any comparable state law, or any rule or regulation promulgated thereunder, or contract for the manufacture, fabrication, assembly or delivery of any products or component parts in violation of the FD&C Act or any comparable state law, or any rule or regulation promulgated thereunder;

                   (v) None of the material provisions of the contracts or instruments, as described in the Registration Statement, violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its assets or business relating to or promulgated by the FDA or any comparable state regulatory authorities.

                   (vi) The discussion contained in the Registration Statement with respect to the FDA and comparable state regulatory authorities and of the laws relating to the regulation of the Company's products, including the FD&C Act and comparable state laws, rules and regulations, is accurate, complete and true in all material respects and does not omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

              Special Counsel has participated in reviews and discussions in connection with the preparation of the Registration Statement and the Prospectus, and in the course of such reviews and discussions and such other investigation as Special Counsel deemed necessary, no facts came to its attention which lead it to believe that the sections of the Registration Statement entitled "Risk Factors - Government Regulation; No Assurance of Regulatory Approvals" and "Business," on the Effective Date, contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (d) At the Closing Date, there will have been delivered to the Representative a signed opinion of Underwriters' Counsel, dated as of the Closing Date, to the effect that the opinions delivered pursuant to Sections 6(b) and (c) hereof appear on their face to be appropriately responsive to the requirements of this Agreement, except to the extent waived by the Representative, specifying the same, and with respect to such other related matters as the Representative may require.

              (e) At the Closing Date (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and will conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there will not have been any material adverse change in the financial condition, results of operations or general affairs of the Company from that set forth or contemplated in the Registration Statement and the Prospectus, except changes which the Registration Statement and the Prospectus indicate might occur after the Effective Date; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no material transaction, contract or agreement entered into by the Company, other than in the ordinary course of business, which would be required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein; and (iv) no action, suit or proceeding at law or in equity will be pending or, to the best of the Company's knowledge, threatened against the Company which is required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein, and no proceedings will be pending or, to the best of the Company's knowledge, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, financial condition or results of operations of the Company, other than as set forth in the Registration Statement and the Prospectus. At the Closing Date, there will be delivered to the Representative a certificate signed by the Chairman of the Board or the President or a Vice President of the Company, dated the Closing Date, evidencing compliance with the provisions of this Section 6(e) and stating that the representations and warranties of the Company set forth in Section 4 hereof were accurate and complete in all material respects when made on the date hereof and are accurate and complete in all material respects on the Closing Date as if then made; that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to or as of the Closing Date; and that, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of his knowledge, are contemplated or threatened. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative or Underwriters' Counsel may reasonably request.

              (f) At the time that this Agreement is executed and at the Closing Date, the Representative will have received a signed letter from Richard A. Eisner & Co., dated the date such letter is to be received by the Representative and addressed to it, confirming that it is a firm of independent public accountants within the meaning of the Act and Regulations and stating that: (i) insofar as reported on by it, in its opinion, the financial statements of the Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Regulations; (ii) on the basis of procedures and inquiries (not constituting an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus and the latest available unaudited interim financial statements of the Company, if more recent than that appearing in the Registration Statement and Prospectus, inquiries of officers of the Company responsible for financial and accounting matters as to the transactions and events subsequent to the date of the latest audited financial statements of the Company, and a reading of the minutes of meetings of the shareholders, the

Board of Directors of the Company and any committees of the Board of Directors, as set forth in the minute books of the Company, nothing has come to its attention which, in its judgment, would indicate that (A) during the period from the date of the latest financial statements of the Company appearing in the Registration Statement and Prospectus to a specified date not more than three business days prior to the date of such letter, there have been any decreases in net current assets or net assets as compared with amounts shown in such financial statements or decreases in net sales or decreases in total or per share net income compared with the corresponding period in the preceding year or any change in the capitalization or long-term debt of the Company, except in all cases as set forth in or contemplated by the Registration Statement and the Prospectus, and (B) the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statement or the Prospectus; and (iii) it has compared specific dollar amounts, numbers of shares, numerical data, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Prospectus (with respect to all dollar amounts, numbers of shares, percentages and other financial information contained in the Prospectus, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel) with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

              (g) There shall have been duly tendered to the Representative certificates representing the Offered Shares to be sold on the Closing Date.

              (h) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of the Offered Shares by the Underwriters or the sale of the Shares by the Representative.

              (i) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date or the Option Closing Date, as the case may be, for any member firm of the NASD to execute transactions (as principal or as agent) in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the best of the Representative's or the Company's knowledge, shall be contemplated by the Commission or the NASD. The Company represents at the date hereof, and shall represent as of the Closing Date or Option Closing Date, as the case may be, that it has no knowledge that any such action is in fact contemplatedby the Commission or the NASD.

              (j) The Company meets the current and any existing and proposed criteria for inclusion of the Offered Shares in NASDAQ.

              (k) All proceedings taken at or prior to the Closing Date or the Option Closing Date, as the case may be, in connection with the authorization, issuance and sale of the Shares shall be reasonably satisfactory in form and substance to the Representative and to Underwriters' Counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the matters referred to in Section 6(d) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any covenants of the Company, or the compliance by the Company with any of the conditions herein contained.

              (l) As of the date hereof, the Company will have delivered to the Underwriters the written undertakings of its officers, directors and security holders and/or registration rights holders, as the case may be, to the effect of the matters set forth in Sections 5(l) and (q).

              If any of the conditions specified in this Section 6 have not been fulfilled, this Agreement may be terminated by the Representative on notice to the Company.

         7.   Indemnification.

              (a) The Company agrees to indemnify and hold harmless each Underwriter, including specifically each person that may be substituted for an Underwriter as provided in Section 10 hereof, each officer, director, partner, employee and agent of any Underwriter, and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each of the Underwriters and each such person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration

Statement or Prospectus as from time to time amended or supplemented) or (ii) in any application or other document executed by the Company, or based upon written information furnished by or on behalf of the Company, filed in any jurisdiction in order to qualify the Shares under the securities laws thereof (hereinafter "application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, unless such untrue statement or omission was made in such Registration Statement, Preliminary Prospectus, Prospectus or application in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by an Underwriter or any such person through an Underwriter expressly for use therein; provided, however, that the indemnity agreement contained in this
Section 7(a) with respect to any Preliminary Prospectus will not inure to the benefit of an Underwriter (or to the benefit of any other person that may be indemnified pursuant to this Section 7(a)) if (A) the person asserting any such losses, claims, damages, expenses or liabilities purchased the Shares which are the subject thereof from such Underwriter or other indemnified person; (B) such Underwriter or other indemnified person failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person; and (C) the Prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage, expense or liability.

              (b) Each Underwriter (including specifically each person that may be substituted for an Underwriter as provided in Section 10 hereof) agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or (ii) in any application (including any application for registration of the Shares under state securities or Blue Sky laws), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Underwriter, or by the Representative on behalf of such Underwriter, expressly for use therein.

              (c) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any indemnifying party under this Section 7, the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party or parties, it is advisable for the indemnified party or parties to be represented by separate counsel, the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under this Section 7 shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent which consent shall not be unreasonably withheld.

         8. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to
Section 7 hereof (subject to the limitations thereof) and it is finally determined, by a judgment, order or decree not subject to further appeal, that such claim for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including, for this purpose, any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement and any controlling person of the Company) as one entity and the Underwriters (including, for this purpose, any contribution by or on behalf of each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of any of the Underwriters) as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that the Underwriters are responsible for the proportion thereof equal to the percentage which the underwriting discount per Share set forth on the cover page of the Prospectus represents of the initial public offering price per Share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then, if applicable law permits, other relevant equitable considerations such as the relative fault of the Company and the Underwriters in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company, on one hand, and the Underwriters, on the other hand, agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriters for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of any of the Underwriters will have the same rights to contribution as the Underwriters, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who has signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 8. Anything in this Section 8 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8 is intended to supersede, to the extent permitted by law, any right to contribution under the Act or the Exchange Act or otherwise available.

         9. Survival of Indemnities, Contribution, Warranties and Representations. The respective indemnity and contribution agreements of the Company and the Underwriters contained in Sections 7 and 8 hereof, and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Underwriters, the Company or any of its directors and officers or any controlling person referred to in said Sections, and shall survive the delivery of, and payment for, the Shares.

         10.  Substitution of Underwriters.

              (a) If one or more Underwriters should default in its or their obligation to purchase and pay for any Offered Shares hereunder and if the aggregate number of such Offered Shares which all Underwriters so defaulting have agreed to purchase does not exceed 10% of the total number of the Offered Shares, the non-defaulting Underwriters will be obligated severally to purchase and pay for (in addition to the number of Offered Shares set forth opposite their names in Schedule A attached hereto) the full number of Offered Shares agreed to be purchased by all defaulting Underwriters, and not so purchased, in proportion to their respective commitments hereunder. In such event the Representative, for the accounts of the several nondefaulting Underwriters, may take up and pay for all or any part of such additional Offered Shares to be purchased by each such Underwriter under this Section 10(a), and may postpone the Closing Date to a time not exceeding three full business days after the Closing Date determined as provided in Section 2 hereof.

              (b) If one or more Underwriters should default in its or their obligation to purchase and pay for any Offered Shares hereunder and if the aggregate number of such Offered Shares which all Underwriters so defaulting have agreed to purchase exceeds 10% of the total number of Offered Shares, or if one or more Underwriters for any reason permitted hereunder should cancel its or their obligation to purchase and pay for Offered Shares hereunder, the non-cancelling and non-defaulting Underwriters (hereinafter called the "remaining Underwriters") will have the right to purchase such Offered Shares in such proportion as may be agreed among them at the Closing Date determined as provided in Section 2 hereof. If the remaining Underwriters do not purchase and pay for such Offered Shares at such Closing Date, the Closing Date will be postponed for 24 hours and the remaining Underwriters will have the right to purchase such Offered Shares, or to substitute another person or persons to purchase the same, or both, at such postponed Closing Date. If purchasers have not been found for such Offered Shares by such postponed Closing Date, the Closing Date will be postponed for a further 24 hours, and the Company will have the right to substitute another person or persons, reasonably satisfactory to the Representative to purchase such Offered Shares at such second postponed Closing Date. If it shall be arranged for the remaining Underwriters or substituted underwriters to take up the Offered Shares of the defaulting Underwriter or Underwriters as provided in this Section, the Company shall have the right to postpone the time of delivery for a period of not more than three (3) full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. If the Company has not found such purchasers for such Offered Shares by such second postponed Closing Date, then this Agreement will automatically terminate, and neither the Company nor the remaining Underwriters will be under any obligation under this Agreement (except that the Company and the Underwriters will remain liable to the extent provided in Sections 7 and 8 hereof and the Company will also remain liable to the extent provided in Section 5(j) hereof). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10(b). Nothing in Section 11 hereof will relieve a defaulting Underwriter from the liability for its default and nothing in this Section 10(b) will obligate any Underwriter to purchase or find purchasers for any Offered Shares in excess of those agreed to be purchased by such Underwriter under the terms of Section 2 hereof.

         11.  Termination of Agreement.

              (a) The Company, by written or telegraphic notice to the Representative, or the Representative, by written or telegraphic notice to the Company, may terminate this Agreement prior to the earlier of (i) 10:00 A.M., New York City time, on the first full business day after the Effective Date; or (ii) the time when the Underwriters, after the Registration Statement becomes effective, release the Offered Shares for public offering. The time when the Underwriters "release the Offered Shares for public offering" for the purposes of this Section 11 means the time when the Underwriters release for publication the first newspaper advertisement, which is subsequently published, relating to the Offered Shares, or the time when the Underwriters release for delivery to members of a selling group copies of the Prospectus and an offering letter or an offering telegram relating to the Offered Shares, whichever will first occur.

              (b) This Agreement, including without limitation, the obligation to purchase the Shares and the obligation to purchase the Optional Shares after exercise of the option referred to in Section 3 hereof, are subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for all the Offered Shares or the Optional Shares, as the case may be, if, prior to such time, any of the following shall have occurred: (i) the Company withdraws the Registration Statement from the Commission or the Company does not or cannot expeditiously proceed with the public offering; (ii) the representations and warranties in Section 4 hereof are not materially correct or cannot be complied with; (iii) trading in securities generally on the New York Stock Exchange or AMEX will have been suspended; (iv) limited or minimum prices will have been established on either such Exchange; (v) a banking moratorium will have been declared either by federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities, including the Offered Shares or the Optional Shares, will be established by either of such Exchanges, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order; (vii) trading in any securities of the Company shall have been suspended or halted by any national securities exchange, the NASD or the Commission; (viii) there has been a materially adverse change in the condition (financial or otherwise), prospects or obligations of the Company; (ix) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; (x) any action has been taken by the government of the United States or any department or agency thereof which, in the judgment of the Representative, has had a material adverse effect upon the market or potential market for securities in general; or (xi) the market for securities in general or political, financial or economic conditions will have so materially adversely changed that, in the judgment of the Representative, it will be impracticable to offer for sale, or to enforce contracts made by the Underwriters for the resale of, the Offered Shares or the Optional Shares, as the case may be.

              (c) If this Agreement is terminated pursuant to Section 6 hereof or this Section 11 or if the purchases provided for herein are not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to or does not perform all of its obligations under this Agreement, the Company will not be liable to any of the Underwriters for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company will remain liable to the extent provided in Sections 5(j), 7, 8 and 9 of this Agreement.

         12. Information Furnished by the Underwriters to the Company. It is hereby acknowledged and agreed by the parties hereto that for the purposes of this Agreement, including, without limitation, Sections 4(f), 7(a), 7(b) and 8 hereof, the only information given by the Underwriters to the Company for use in the Prospectus are the statements set forth in the last sentence of the last paragraph on the cover page, the statement appearing in the last paragraph on page ___ with respect to stabilizing the market price of Shares, the information in the _____ paragraph of the "Underwriting" Section commencing on page ___ with respect to concessions and reallowances, the table on page ___ regarding the offering syndicate, and the information in the _____, ______, and ______, full paragraphs on page ___ with respect to discretionary accounts, the determination of the public offering price, stabilizing the market price of the Shares and the Representative, respectively, as such information appears in any Preliminary Prospectus and in the Prospectus.

         13. Notices and Governing Law. All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telecopied to, the following addresses: if to the Representative, or the Underwriters, to LT Lawrence & Co., Inc. 3 New York Plaza, New York, New York 10004, Facsimile No. (212) 361-6363, with a copy to Tenzer Greenblatt LLP, Attention: Robert
J. Mittman, Esq., 405 Lexington Avenue, New York, New York 10174, Facsimile No. (212) 885-5001; if to the Company at 1737 N. First Street, Suite 290, San Jose, California 95112, Attention: President, Facsimile No. (408) 441-6382 with a copy to Rubin Baum Levin Constant & Friedman, Attention: Irwin M. Rosenthal, Esq., 30 Rockefeller Plaza, 29th Floor, New York, New York 10112, Facsimile No. (212) 698-7825.

         This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.

         14. Parties in Interest. This Agreement is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person controlling the Company or the Underwriters, each officer, director, partner, employee and agent of the Underwriters, the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and, no other person will acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" will not include any purchaser of the Shares from any of the Underwriters, as such purchaser.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                             Very truly yours,

                             AYURCORE, INC.


                             By:
                                 --------------------------------
                                 Name:
                                 Title:

Confirmed and accepted in
New York, N.Y., as of the
date first above written:

LT LAWRENCE & CO., INC.


By:
     ---------------------------
     Name:
     Title:

Acting on behalf of itself
as the Representative of the
several Underwriters named in
Schedule A hereto.

                                      SCHEDULE A

                            TO THE UNDERWRITING AGREEMENT


Underwriter                                 Number of Shares
-------------                               ----------------------

LT Lawrence & Co., Inc.  . . . . . . .


         Total . . . . . . . . . . . .      1,250,000
                                            ----------
                                            ----------